UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 27, 2017 (February 21, 2017)

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.) California (Essex Portfolio, L.P.)	77-0369576 (Essex Property Trust, Inc.) 77-0369575 (Essex Portfolio, L.P.)
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2017, the Board of Directors (the “Board”) of Essex Property Trust, Inc. (the “Company”) amended and restated the Company’s bylaws, effective as of February 21, 2017 (as so amended and restated, the “Sixth Amended and Restated Bylaws”), to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least the prior three years, to nominate for election to the Board, and include in the Company’s proxy materials for its annual meeting of stockholders, director nominees constituting up to the greater of two individuals or 20% of the Board (rounding down to the closest whole number). The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in Section 2.13 of the Sixth Amended and Restated Bylaws.  The amendments to the Sixth Amended and Restated Bylaws also make changes to the advance notice provisions in Section 2.12 to work with the new proxy access provisions in Section 2.13.

A copy of the Sixth Amended and Restated Bylaws is included as an exhibit to this report, and the summary of the amendments above is qualified by reference to the full text of the bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.2	Sixth Amended and Restated Bylaws of Essex Property Trust, Inc., dated February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2017

Essex Property Trust, Inc.

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer

Essex Portfolio, L.P.

By: Essex Property Trust, Inc., its General Partner

/s/ Angela L. Kleiman
Name: Angela L. Kleiman
Title: Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Sixth Amended and Restated Bylaws of Essex Property Trust, Inc., dated February 21, 2017